Exhibit 99.1

Ethan Allen Provides Business Updates and Announces Earnings Release Date for Fiscal 2020 Third Quarter Results

DANBURY, CT – April 22, 2020 (GLOBE NEWSWIRE) – Ethan Allen Interiors Inc. (“Ethan Allen” or “the Company”) (NYSE:ETH) today provided updates on its business.

Update on Current Business Conditions

It has been over five weeks since Ethan Allen temporarily closed its Company-owned retail design centers and some of its manufacturing operations.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “The impact of the COVID-19 crisis and the closing of our North American design centers and manufacturing has had a major impact on the results of the March quarter. We had to take unprecedented steps including the furloughing of over 3,000 associates.”

“I am grateful and proud of the attitude and the efforts of our associates throughout our vertical enterprise. Our interior design associates we retained continue to create design solutions that satisfy customer needs while sheltering in their homes. The interior design associates working remotely have been utilizing technology we deployed over the past few years, including the Ethan Allen inHome augmented reality app, 3-D room planning tool, and communication tools including Skype and FaceTime. We are looking forward to the planned reopening of our design centers in a number of states starting from May 1st and have begun to increase production in some of our North American manufacturing plants. We are making good progress with our new products including Lucy, a mid-century modern inspired upholstery collection that has just launched very successfully online, and Farmhouse, a country cottage inspired furniture collection that is launching in two phases over the next few months. We are also pleased our independent retailer in China has opened most of their 105 retail locations and our U.S. government contract business remains strong,” Mr. Kathwari continued.

Mr. Kathwari concluded, “Finally, we are pleased to maintain a strong balance sheet including cash of $117 million, which includes $100 million drawn from our revolving line of credit. We believe we are well positioned for when the economy reopens and improves.”

Preliminary Financial Results

The Company expects to report the following financial results for its third quarter ended March 31, 2020:

●	Consolidated net sales of $150 million

●	GAAP consolidated gross margin of 56.1%; Adjusted gross margin of 56.0%

●	GAAP diluted EPS in the range of ($0.80) to ($0.82) including a $25 million non-cash goodwill impairment charge

●	Adjusted diluted EPS in the range of $0.01 to $0.02

●	Cash on hand of $117 million as of March 31, 2020 and long-term debt of $100 million

●	Generated $15 million of cash from operating activities

●	Paid regular quarterly cash dividend of $5.5 million

●	Share repurchases of $14.3 million, representing 992,636 shares or 3.8% of outstanding shares

The Company expects to report the following fiscal 2020 year-to-date financial results:

●	Consolidated net sales of $498 million

●	GAAP consolidated gross margin of 55.2%; Adjusted gross margin of 56.2%

●	GAAP diluted EPS in the range of $0.01 to $0.03; Adjusted diluted EPS in the range of $0.63 to $0.65

●	Generated $39 million of cash from operating activities

As previously announced on April 1, 2020, the Company implemented its action plan in response to the COVID-19 health crisis. Measures taken included, among other things, the continued temporary closure of its design centers and most of its manufacturing facilities, the furlough of approximately 70% of its global workforce, the decision by M. Farooq Kathwari, the Company’s CEO, to temporarily forego his salary, a temporary reduction in salary of up to 40% for all senior management and up to 20% for other salaried employees, the Board of Directors temporarily reduced their cash compensation by 50%, the elimination of all non-essential operating expenses, a delay of most capital expenditures, the suspension of the share repurchase program and placed future undeclared dividends under review.

Fiscal Third Quarter Analyst Conference Call

The Company also announced today that it will release its financial and operating results for the fiscal 2020 third quarter ended March 31, 2020, after the market closes on Monday, May 11, 2020. Following the release, the Company will host an analyst conference call at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast from the "Events and Presentations" page at http://www.ethanallen.com/investors. To access the conference call, dial 844-822-0103 (or 614-999-9166 for international participants), and enter conference ID 6853339. For those unable to listen live, an archived recording of the call will be made available on the Company's website for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 design centers in the United States and abroad. Ethan Allen owns and operates nine manufacturing facilities including six manufacturing plants in the United States, two manufacturing plants in Mexico and one manufacturing plant in Honduras. Approximately 75% of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor/Media Contact:

Matt McNulty

Vice President, Finance

IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

In this press release the Company has included financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company computes the non-GAAP financial measure of adjusted diluted EPS by adjusting the GAAP diluted EPS to remove the impact of certain charges and gains and the related tax effect of these adjustments. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial measure presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this press release by use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “may,” “continue,” “project,” “target,” “outlook," "forecast," “guidance," and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to: a volatile retail environment and changing economic conditions may further adversely affect consumer demand and spending; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; disruptions of supply chain; changes in United States trade and tax policy; competition from overseas manufacturers and domestic retailers; failure to successfully anticipate or respond to changes in consumer tastes and trends in a timely manner; ability to maintain and enhance the Ethan Allen brand, marketing and advertising efforts and pricing strategies; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environment, health and safety requirements; the use of emerging technologies as well as unanticipated changes in the pricing and other practices of competitors; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; product recalls or product safety concerns; cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; loss of key personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted as a result of conditions outside of the Company’s control; its ability to locate new design center sites and/or negotiate favorable lease terms for additional design centers or for the expansion of existing design centers; materially adverse changes to fiscal and tax policies; its operations present hazards and risks which may not be fully covered by insurance; possible failure to protect its intellectual property; failure to successfully transition from a promotional to a membership model; potential risks and uncertainties relating to the duration, severity and geographic spread of the COVID-19 pandemic; actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to mitigate its impact; the potential negative impact of COVID-19 on the global economy, consumer demand and the supply chain; and the impact of COVID-19 on the Company's financial condition, business operations and liquidity.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this press release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.